UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2025

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2025, Hyatt Hotels Corporation (“Hyatt” or the “Company”) completed its previously announced acquisition of Playa Hotels & Resorts N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (or its legal successor, “Playa”), pursuant to a Purchase Agreement with Playa and HI Holdings Playa B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and an indirect wholly owned subsidiary of Hyatt (“HI Holdings”).

On June 29, 2025, HI Holdings and Hyatt Corporation entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Turquoise Topco Limited (“Buyer”), a joint venture between an affiliate of KSL Capital Partners, LLC and Rodina, which provides for the sale of Playa Resorts Holding B.V. which, following certain internal restructurings, will indirectly hold all of the subsidiaries of Playa that own hotels and real property in exchange for an all-cash purchase price of $2.0 billion, subject to customary adjustments (the “Asset Sale Transaction”). The Share Purchase Agreement also provides for contingent consideration payable to HI Holdings in an amount up to $143 million upon the achievement of certain operating thresholds. The property-owning subsidiaries of Playa own all of the fixed assets and personal property used in the operation of the hotels on such real property and employ the employees who operate the hotels. The Asset Sale Transaction is expected to close before the end of 2025 and is conditioned on customary closing conditions, including the approvals and clearances required to be obtained pursuant to Ley Federal de Competencia Económica – Economic Competition Federal Law of Mexico. Buyer will finance its acquisition with equity financing from an affiliate of KSL Capital Partners, LLC and Rodina, committed debt financing from third party sources, and a $200 million preferred equity investment provided by Hyatt.

Concurrent with the closing of the Asset Sale Transaction, affiliates of Hyatt and Buyer will enter into various commercial arrangements with respect to the hotels being sold, including 50-year hotel management agreements for Hyatt affiliates to manage such hotels, with terms consistent with Hyatt’s existing all-inclusive management fee structure.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference. The Share Purchase Agreement has been included as an exhibit to this filing to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company or any of its subsidiaries. The representations and warranties in the Share Purchase Agreement were made only for the purposes of the Share Purchase Agreement, as of a specified date, and may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Share Purchase Agreement are not necessarily characterizations of the actual state of facts concerning the Company or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Item 7.01. Regulation FD Disclosure.

On June 30, 2025, Hyatt issued a press release announcing the Share Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On June 30, 2025, Hyatt published a supplemental investor presentation which may be accessed through Hyatt’s investor relations website. A copy of the supplemental presentation is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Following the sale of the real estate portfolio, Hyatt’s net purchase price for Playa’s asset-light management business is approximately $555 million, net of gross proceeds from asset sales. Hyatt expects to earn $60 to $65 million of stabilized Adjusted EBITDA in 2027, inclusive of earnings from Unlimited Vacation Club and ALG Vacations, representing an implied multiple of 8.5x – 9.5x. The implied multiple would be further improved to the extent the earnout conditions are met.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
10.1	Share Purchase Agreement, dated as of June 29, 2025, by and between HI Holdings Playa B.V., Turquoise Topco Limited and Hyatt Corporation.
99.1	Hyatt Hotels Corporation Press Release, dated June 30, 2025
99.2	Hyatt Hotels Corporation Supplemental Presentation (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements,” which statements are not historical facts, relating to the Company, Playa and the proposed Asset Sale Transaction. These statements include, but are not limited to: statements about the proposed Asset Sale Transaction; the expected timeline for completing the Asset Sale Transaction; 2027 stabilized Adjusted EBITDA estimates for Playa’s asset-light management business; and expected outcomes of the proposed Asset Sale Transaction and involve known and unknown risks that are difficult to predict. Words such as “anticipate,” “believe,” “estimate,” “expect,” “seek,” “likely,” “forecast,” “estimate,” “continue,” “intend,” “may,” “could,” “plan,” “project,” “predict,” “should,” “would,” “will” and variations of these terms and similar expressions, or the negative of these terms or similar expressions, are intended to identify such forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions available to us as of the date the statements are made, which are inherently uncertain. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements due to various known and unknown risks and uncertainties. Factors that may cause actual results, performance or achievements to differ materially from current expectations include, but are not limited to: the effects that the announcement or pendency of the proposed Asset Sale Transaction may have on us, the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Purchase Agreement; the effects that any termination of the Share Purchase Agreement may have on us or our business; failure to successfully complete the proposed Asset Sale Transaction; legal proceedings that may be instituted related to the proposed Asset Sale Transaction; significant and unexpected costs, charges or expenses related to the proposed Asset Sale Transaction; inability to obtain regulatory or governmental approvals or to obtain such approvals on satisfactory conditions; and other risks discussed in our filings with the SEC, including our most recently filed annual report on Form 10-K and subsequent quarterly reports filed on Form 10-Q, which filings are incorporated herein by reference and available from the SEC’s website at www.sec.gov, and in other documents that we may file with or furnish to the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements or otherwise, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: June 30, 2025	By:	/s/ Joan Bottarini
		Name:	Joan Bottarini
		Title:	Executive Vice President, Chief Financial Officer